UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2009

Bergio International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	n/a
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12 Daniel Road E. Fairfield, New Jersey 07004
(Address of principal executive offices)

(973) 227-3230
(Issuer’s telephone number)

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 29, 2009, Mr. Berge Abajian resigned as Secretary of our company.  On October 29, 2009, the board of directors appointed Ms. Arpi Abajian to act as our Secretary.

Arpi Abajian has worked at Diamond Information Institute, Inc. for over 10 years in administrative positions.  Ms. Abajian is currently married to the Chief Executive Officer and Sole Director of our company and does not serve on the board of any other companies.

Ms. Abajian has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.  At this time, we do not have any employment agreement with Ms. Abajian.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bergio International, Inc.

/s/Berge Abajian
Berge Abajian
Chief Executive Officer

Date:         October 29, 2009